EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 033-71320 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Municipals Trust II (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended January 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 30, 2013

Appendix A

Report Date	Funds
March 19, 2013	Eaton Vance High Yield Municipal Income Fund

March 20, 2013	Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund
March 20, 2013	Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund
March 20, 2013	Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund